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                                                                    EXHIBIT 10.1

                                                                  Execution Copy

                               MSN HOLDINGS, INC.

                             STOCKHOLDERS AGREEMENT

            Stockholders Agreement, dated as of this 26th day of October 2001, among the institutional investors listed on Schedule I hereto (the "Institutional Investors"); the individuals whose names and addresses appear from time to time on Schedule II hereto (the "Management Investors"); and MSN Holdings, Inc., a Delaware corporation (the "Company"). The Institutional Investors and the Management Investors are hereinafter collectively referred to as the "Investors."

                                 R E C I T A L S

            WHEREAS, pursuant to the terms of the Agreement and Plan of Merger, dated as of August 20, 2001 (the "Merger Agreement"), and the Voting Sale and Retention Agreement, dated as of August 20, 2001 (the "Voting Agreement"), each among Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership ("Warburg"), MSN Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Warburg ("Acquisition"), the Company and certain of the Company's principal stockholders, Acquisition will merge with and into the Company with the Company as the surviving corporation (the "Merger");

            WHEREAS, pursuant to the terms of a Subscription and Note Purchase Agreement with the Company dated as of even date herewith (the "Subscription Agreement"), certain of the Institutional Investors have agreed to purchase (i) shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), (ii) shares of Series I Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Series I Preferred Stock" and, together with the Common Stock, the "Shares") and (iii) senior unsecured promissory notes of the Company;

            WHEREAS, pursuant to the terms of the Merger Agreement and the Voting Agreement, the Management Investors and certain of the Institutional Investors will receive Shares in exchange for the surrender of equity securities Owned by them upon consummation of the Merger;

            WHEREAS, the Company has granted the Investors certain registration rights with respect to the Common Stock held by them pursuant to a Registration Rights Agreement, dated as of even date herewith (the "Registration Rights Agreement"); and

            WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition and voting of the Shares.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

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            1. COVENANTS OF THE PARTIES

            (a) LEGENDS. The certificates evidencing the Shares acquired by the Investors pursuant to the Subscription Agreement, the Merger Agreement and the Voting Agreement will bear the following legend reflecting the restrictions on the transfer of such securities contained in this Agreement:

            "The securities evidenced hereby are subject to the terms of that certain Stockholders Agreement, dated as of October 26, 2001, by and among the Company and certain investors identified therein, including certain restrictions on transfer. A copy of this Agreement has been filed with the Secretary of the Company and is available upon request."

            (b) ADDITIONAL INVESTORS. The parties hereto acknowledge that certain employees of the Company may become stockholders of the Company after the date hereof. As a condition to the issuance of shares of capital stock of the Company to them, the Company shall require such employees to execute and deliver an agreement containing restrictions (but not the benefits) substantially similar to those imposed on the Investors pursuant to Sections 3(a), (b) and (c) hereof.

            2. BOARD OF DIRECTORS.

            (a) ELECTION OF DIRECTORS.

                  (i) As of the date hereof, the Board of Directors of the Company (the "Board") will consist of Robert Adamson, David J. Wenstrup, Joel Ackerman and Scott Hilinski. From and after the date hereof, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company Owned by them, required to cause the Board and the board of directors of any direct or indirect Subsidiary of the Company (each a "Subsidiary Board") to consist of up to five (5) members or such other number as the Board or any Subsidiary Board, as the case may be, may from time to time establish, and at all times throughout the term of this Agreement to include: (i) as long as Warburg Owns at least twenty percent (20%) of the Common Stock, three (3) representatives designated by Warburg or such greater number of representatives designated by Warburg from time to time as will constitute a majority of the Board and any Subsidiary Board (each, a "Warburg Director"), (ii) Robert Adamson, who shall be entitled to be a member of the Board and any Subsidiary Board until the Company completes its Initial Public Offering (as defined below) and for so long as he serves as the Company's Chief Executive Officer, PROVIDED, HOWEVER, that if he is terminated from his position as Chief Executive Officer of the Company "without cause" (as defined in the Amended and Restated Employment Agreement, dated as of August 20, 2001, between him and the Company (the "Employment Agreement")), or he terminates his employment with the Company for "Good Reason" (as defined in the Employment Agreement) and he Owns at least four percent (4%) of the Common Stock he may remain on the Board and any Subsidiary Board, and (iii) as long as Navis Partners V, L.P. ("Navis") and its Affiliates and their respective Permitted Transferees Own at least fifty percent (50%) of the Common Stock Owned by Navis and its Affiliates on the date hereof, one (1) representative designated by Navis (the "Navis Director").


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                  (ii) From the date on which the Company completes an
underwritten public offering for shares of Common Stock (the "Initial Public Offering") pursuant to a registration under the Securities Act of 1933, as amended (the "Securities Act"), and for as long as any Investor Owns at least twenty percent (20%) of the Common Stock, the Company will nominate and use its best efforts to have two individuals designated by such Investor elected to the Board and any Subsidiary Board. From the date on which the Company completes its Initial Public Offering and for as long as any Investor Owns at least ten percent (10%) of the outstanding shares of Common Stock, the Company will nominate and use its best efforts to have one individual designated by such Investor elected to the Board and any Subsidiary Board.

            (b) REPLACEMENT DIRECTORS. In the event that a Warburg Director or a Navis Director designated in the manner set forth in Section 2(a) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board and any Subsidiary Board (a "Withdrawing Director"), such Withdrawing Director's replacement (the "Substitute Director") will be designated by Warburg or Navis, as the case may be. The Investors and the Company agree to take all action within their respective power, including but not limited to, the voting of capital stock of the Company Owned by them (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this
Section 2(b) or (ii) upon the written request of Warburg or Navis, to remove, with or without cause, a Warburg Director or a Navis Director, as the case may be.

            3. TRANSFER OF STOCK

            (a) RESALE OF SECURITIES. No Investor shall Transfer any Shares other than in accordance with the provisions of this Section 3. Any Transfer or purported Transfer made in violation of this Section 3 shall be null and void and of no effect.

            (b) RIGHTS OF FIRST REFUSAL.

                  (i) LIMITATIONS ON TRANSFER. No Investor shall Transfer any of the Shares Owned by him unless the Investor desiring to make the Transfer (hereinafter referred to as the "Transferor") shall have first made the offers to sell to the Company and then to the other Investors as contemplated by this
Section 3(b), and such offers shall not have been accepted.

                  (ii) OFFER BY TRANSFEROR. Copies of the Transferor's offer shall be given to the Company and the other Investors and shall consist of an offer to sell to the Company or, failing its election to purchase, then to the other Investors, all of the Shares then proposed to be transferred by the Transferor (the "Subject Shares") pursuant to a bona fide offer of a third party, to which copies shall be attached a statement of intention to Transfer to such third party, the name and address of the prospective third party transferee, the number of Subject Shares involved in the proposed Transfer, and the terms and conditions of such Transfer.

                  (iii) ACCEPTANCE OF OFFER.

                      (A) Within twenty (20) days after the receipt of the offer described in Section 3(b)(ii), the Company may, at its option, elect to purchase all, but not less than all, of the Subject Shares. The Company shall give notice of its intention to


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            exercise, or that it does not intend to exercise its option hereunder, to the Transferor and to each other Investor within such 20-day period.

                  (B) In the event that the Company does not exercise its option to purchase the Subject Shares within such 20-day period, the Transferor shall so notify the other Investors in writing and the other Investors may purchase all, but not less than all, of the Subject Shares by giving notice thereof to the Transferor and to the Company within twenty (20) days after receipt of notice from the Company or the Transferor to the effect that the Company will not exercise its option to purchase. The other Investors shall purchase the Subject Shares pro rata among themselves (based on the number of shares of Common Stock Owned by each such Investor) or as they shall otherwise agree upon among themselves.

                  (C) Each party that elects to purchase Subject Shares pursuant to this Section 3(b) is referred to herein individually as a "Purchaser" and collectively as the "Purchasers."

                  (iv) PURCHASE PRICE. The purchase price per share for the Subject Shares shall be the price per share offered to be paid by the prospective transferee described in the offer, which price shall be paid in cash or, if so provided in the offer of the prospective transferee, cash plus deferred payments of cash in the same proportions, and with the same terms of deferred payment as therein set forth.

                  (v) CONSIDERATION OTHER THAN CASH. If the offer of Subject Shares under this Section 3(b) is for consideration other than cash or cash plus deferred payments of cash, the Purchaser(s) shall pay the cash equivalent of such other consideration. If the Transferor and the Purchaser(s) cannot agree on the amount of such cash equivalent within ten (10) days after the expiration of the applicable period described above, any of such parties may, upon three (3) days' written notice to the other, initiate appraisal proceedings under Section 3(b)(vi) for determination of the cash equivalent. Any Purchaser may give written notice to the Transferor revoking an election to purchase the Subject Shares within ten (10) days after determination of the appraised value, if it chooses not to purchase the Subject Shares, and the Subject Shares to be purchased by such Purchaser shall be reallocated among the other Purchasers according to the relative percentages of the Subject Shares to be purchased by each such Purchaser.

                  (vi) APPRAISAL PROCEDURE. If any party shall initiate an appraisal procedure to determine the amount of the cash equivalent of any consideration for Subject Shares under Section 3(b)(v), then the Transferor, on the one hand, and the Purchaser(s), on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally-recognized investment banking firm. Each appraiser shall, within thirty (30) days of appointment, separately investigate the value of the consideration for the Subject Shares as of the proposed transfer date and shall submit a notice of an appraisal of that value on a per share basis to each party. Each appraiser shall be instructed to determine such value without regard to income tax consequences to the Transferor as a result of receiving cash rather than other consideration. If the appraised values of such consideration (the "Earlier Appraisals") vary by less than ten percent (10%), the average of the two appraisals on a per share basis shall be controlling as the amount of the cash equivalent. If the appraised values vary by more than ten


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percent (10%), the appraisers, within ten (10) days of the submission of the last appraisal, shall appoint a third appraiser who shall be member of a nationally recognized investment banking firm. The third appraiser shall, within thirty (30) days of his appointment, appraise the value of the consideration for the Subject Shares (without regard to the income tax consequences to the Transferor as a result of receiving cash rather than other consideration) as of the proposed transfer date and submit notice of his appraisal on a per share basis to each party. The value determined by the third appraiser shall be controlling as the amount of the cash equivalent unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, and unless that value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The Transferor and the Purchaser(s) shall each bear the cost of its respective appointed appraiser. The cost of the third appraisal shall be shared one-half by the Transferor and one-half by the Purchaser(s).

                  (vii) CLOSING OF PURCHASE. The closing of the purchase shall take place at the office of the Company or such other location as shall be mutually agreeable within 30 days after the expiration of the applicable period, or within 15 days after determination by appraisal pursuant to Section 3(b)(vi), whichever is later, and the purchase price, to the extent comprised of cash, shall be paid at the closing, and cash equivalents and documents evidencing any deferred payments of cash permitted pursuant to Section 3(b)(iv) above shall be delivered at the closing. At the closing, the Transferor shall deliver to the Purchaser the certificates evidencing the Subject Shares to be conveyed, duly endorsed and in negotiable form with all the requisite documentary stamps affixed thereto.

                  (viii) RELEASE FROM RESTRICTION; TERMINATION OF RIGHTS. If the offer to sell is neither accepted by the Company nor fully accepted by the other Investors within the time periods described above, the Transferor may make a bona fide Transfer to the prospective transferee named in the statement attached to the offer in accordance with the agreed upon terms of such Transfer, PROVIDED that (A) such Transfer shall be made only in strict accordance with the terms therein stated and (B) the transferee agrees, in writing, to be bound by the provisions of this Agreement by which the Transferor was bound. If the Transferor shall fail to make such Transfer within sixty (60) days following the expiration of the time hereinabove provided for the election by the Institutional Investors or, in the event the Purchaser revokes an election to purchase the Subject Shares pursuant to Section 3(b)(v), within sixty (60) days of the date of such notice of revocation, such Shares shall again become subject to all the restrictions of this Section 3.

                  (ix) LIMITATIONS. The provisions of this Section 3 shall not apply to Transfers to Permitted Transferees or to the Company.

            (c)   SUBSCRIPTION RIGHT.

                  (i) If at any time after the date hereof, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into


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equity securities) of the Company (other than the issuance of securities (i)
upon conversion of the Series I Preferred Stock pursuant to the Company's Amended and Restated Certificate of Incorporation, (ii) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, (iii) pursuant to the acquisition of another Person by the Company, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such Person or otherwise, (iv) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program or (v) to vendors, customers and consultants to the Company), then, as to each Investor who then Owns in excess of one percent (1%) of the then outstanding shares of Common Stock, the Company shall:

                  (A) give written notice setting forth in reasonable detail (1)
            the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (2) the price and other terms of the proposed sale of such securities; (3) the amount of such securities proposed to be issued; and (4) such other information as the Investors may reasonably request in order to evaluate the proposed issuance; and

                  (B) offer to issue to each such Investor a portion of the
            Proposed Securities equal to a percentage determined by dividing (x) the number of shares of Common Stock Owned by such Investor, by (y) the total number of shares of Common Stock then outstanding.

                  (ii) Each such Investor must exercise its purchase rights hereunder within ten (10) business days after receipt of such notice from the Company. If all of the Proposed Securities offered to such Investors are not fully subscribed by such Investors, the remaining Proposed Securities will be reoffered to the Investors purchasing their full allotment upon the terms set forth in this Section 3(c), until all such remaining Proposed Securities are fully subscribed for or until all such Investors have subscribed for all such Proposed Securities which they desire to purchase, except that such Investors must exercise their purchase rights within five business days after receipt of all such reoffers. To the extent that the Company offers two or more securities in units, Investors must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. The closing of the issuance of Proposed Securities pursuant to this Section 3(c) shall take place no later than fifteen (15) business days after the Proposed Securities are fully subscribed or the Investors have subscribed for all Proposed Securities which they desire to purchase.

                  (iii) Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Investors have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any Proposed Securities offered or sold by the Company after such 90 day period must be reoffered to the Investors pursuant to this Section 3(c).


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                  (iv) The election by an Investor not to exercise its
subscription rights under this Section 3(c) in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving the Investors the rights described in this Section 3(c) shall be void and of no force and effect.

            (d) INJUNCTIVE RELIEF. The Company and the Investors hereby declare that it is impossible to measure in money the damages which will accrue to the parties hereto by reason of the failure of any Investor to perform any of its obligations set forth in this Section 3. Therefore, the Company and the Investors shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Investors hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

            4. INFORMATION AS TO COMPANY AND RELATED COVENANTS

            (a) INVESTOR FINANCIAL INFORMATION. From and after the date hereof, the Company shall deliver to each Investor Owning more than one percent (1%) of the issued and outstanding shares of the Company (a "One Percent Holder") (except for the annual reports referred to in (a)(iii) below, which shall be delivered to each Investor as long as such Investor Owns any Shares:

                  (i) MONTHLY STATEMENTS. As soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of changes in cash flow of the Company and its subsidiaries as of the close of such month and the portion of the Company's fiscal year ending on the last day of such month, all unaudited and in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles, consistently applied, subject to audit and year end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous year;

                  (ii) QUARTERLY STATEMENTS. As soon as practicable, and in any event within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet, statement of income and statement of changes in cash flow of the Company and its subsidiaries as of the close of such quarter and the portion of the Company's fiscal year ending on the last day of such quarter, all unaudited and in reasonable detail and prepared in accordance with U.S. generally accepted accounting principles, consistently applied, subject to audit and year end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous year;

                  (iii) ANNUAL STATEMENTS. As soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a copy of the consolidated balance sheet, and consolidated statements of income, stockholders' equity and changes in cash flow of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized


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national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position and results of operations of the Company and its subsidiaries on a consolidated basis and have been prepared in accordance with U.S. generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur) and that the examination of such accountants has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (iv) BUSINESS PLAN; PROJECTIONS. Prior to the commencement of each fiscal year of the Company, an annual business plan of the Company and projections of operating results, prepared on a monthly basis, and a three-year business plan of the Company and projections of operating results;

                  (v) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company and its subsidiaries; and

                  (vi) INFORMATION REQUIRED UNDER RULE 144A. The Company agrees, for the benefit of the Investors, to furnish at its expense upon request any One Percent Holder information satisfying the requirements of subsection (d)(4) of Rule 144A under the Securities Act.

            (b) INSPECTION. From and after the date hereof, the Company will permit each Investor Owning more than five percent (5%) of the issued and outstanding shares of Common Stock, its nominee, assignee or its representative to visit and inspect any of the properties of the Company, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with said Investor, its nominee, assign and representatives the finances and affairs of the Company and its subsidiaries), all at such reasonable times during reasonable business hours and as often as may be reasonably requested.

            (c) CONFIDENTIALITY. As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof) as constitutes or contains confidential or non-public business, financial or other information of, about or prepared by the Company or its subsidiaries, each Investor covenants for itself and its directors, officers, employees, partners, Affiliates and stockholders that it will use due care to prevent its respective officers, directors, employees, counsel, accountants and other representatives or Affiliates from disclosing such information to persons other than their respective authorized directors, officers, employees, counsel, accountants, stockholders, partners, limited partners and other authorized representatives; PROVIDED, HOWEVER, that the Investor may disclose or deliver any information or other material disclosed to or received by the Investor should such disclosure or delivery be required by law or requested by any regulatory or governmental authority.


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            5. TERMINATION

            This Agreement shall terminate immediately prior to the earlier to occur of the following:

            (a) the closing of a Qualified Public Offering (as defined in the Certificate of Designations, Number, Voting Powers, Preferences and Rights of the Series I Convertible Preferred Stock of MSN Holdings, Inc. (the "Certificate")), except for the provisions of Section 2(a)(ii) which shall remain in full force and effect following the closing of the Qualified Public Offering; or

            (b) the closing of any transaction which constitutes a Change of Control (as defined in the Certificate).

            6. INTERPRETATION OF THIS AGREEMENT

            (a) TERMS DEFINED. As used in this Agreement, the following terms have the respective meaning set forth below:

            AFFILIATE: any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person or entity.

            EXCHANGE ACT: the Securities Exchange Act of 1934, as amended.

            FAMILY MEMBER: as applied to any Person who is an individual, such individual's spouse, parent, sibling, child, stepchild, grandchild or other lineal descendent.

            MERGER AGREEMENT: the Agreement and Plan of Merger, dated as of August 20, 2001, among the Company, certain of its stockholders, MSN Acquisition Corp. and Warburg Pincus Private Equity VIII, L.P.

            NOTES: the senior unsecured promissory notes issued to the Investors by the Company pursuant to the Subscription Agreement.

            OWNS, OWN, OWNED or OWNING: beneficial ownership, assuming the conversion of all outstanding securities convertible into Common Stock and the exercise of all outstanding options and warrants to acquire Common Stock.

            PERMITTED TRANSFEREE: (a) in the case of any Institutional Investor,
(i) any Affiliate of such Institutional Investor, (ii) any successor corporation or other successor entity as a result of a merger or consolidation, or sale of all or substantially all of the assets of, such Institutional Investor, (iii) any one or more of its equity holders and (iv) any transferee other than those set forth in clauses (i) through (iii) above to the extent required by governmental rule, law or regulation, or any directive or order of any governmental authority, and (b) in the case of a Management Investor, any of such Management Investor's Family Members, heirs, executors or legal representatives or limited partnerships or trusts for the benefit of such Management Investor's Family Members, PROVIDED in each instance that such transferee agrees to be bound by


                                      -9-
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the provisions of this Agreement applicable to the transferor as if such transferee were an original signatory hereto.

            PERSON: an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

            SECURITY, SECURITIES: shall have the meaning set forth in Section 2(1) of the Securities Act.

            SECURITIES ACT: the Securities Act of 1933, as amended.

            TRANSFER: any sale, assignment, pledge, hypothecation, or other disposition or encumbrance.

            (b) ACCOUNTING PRINCIPLES. Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

            (c) DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

            (e) SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

            7. MISCELLANEOUS

            (a) Notices.

                  (i) All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

                  (A) if to any of the Investors, at the address or facsimile number of such Investor shown on Schedule I or Schedule II, or at such other address as the Investor may have furnished the Company and the other Investors in writing in accordance with this subsection; and

                  (B) if to the Company, at 901 Yamato Road, Suite 110, Boca
            Raton, Florida 33431, Attention: Robert J. Adamson (facsimile: (561) 226-9002, marked


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            for attention of Chief Executive Officer), or at such other address as it may have furnished in writing to each of the Investors in accordance with this subsection.

                  (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

            (b) REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each Investor pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by an photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            (c) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

            (d) ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Investors Owning at least 75% of the outstanding shares of Common Stock (assuming conversion of the Series I Preferred Stock); PROVIDED, HOWEVER, that if any amendment or waiver would adversely affect the rights or duties of one or more Investors (the "Adversely Affected Investors") in a way that is different from its effect on such rights or duties of other Investors, such amendment or waiver shall not be effective as to any Adversely Affected Investor unless consented to in writing by a majority in interest of such Adversely Affected Investors; PROVIDED, FURTHER, that the provisions of this Section 7(d) and
Section 5 may be amended or waived with (and only with) the unanimous written consent of the Institutional Investors. Each Investor shall be bound by any amendment or waiver effected in accordance with this Section, whether or not such Investor has consented to such amendment or waiver. Upon the effectuation of each amendment or waiver, the Company shall promptly give written notice thereof to the Investors who have not previously consented thereto in writing.

            (e) SEVERABILITY. In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

            (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                            [Signature page follows]

            IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

                                    MSN HOLDINGS, INC.


                                    By: /s/ Robert J. Adamson
                                       ---------------------------------
                                    Name:  Robert J. Adamson
                                    Title:


                                    WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                    By:  Warburg, Pincus & Co.,
                                         General Partner

                                    By: /s/ David J. Wenstrup
                                       ---------------------------------
                                    Name:  David J. Wenstrup
                                    Title: Managing Director


                                    NAVIS PARTNERS V, L.P.

                                    By:  Navis Management V, L.P., its
                                         General Partner

                                    /s/ Scott F. Hilinski
                                    ------------------------------------------
                                    By:   Scott F. Hilinski
                                    Its:  Managing Director


                                    KENNEDY PLAZA PARTNERS III, LLC

                                    By:  Navis Management V, L.P., its Manager

                                    /s/ Scott F. Hilinski
                                    ------------------------------------------
                                    By:   Scott F. Hilinski
                                    Its:  Managing Director


                                    FLEET VENTURE RESOURCES, INC.

                                    /s/ Scott F. Hilinski
                                    ------------------------------------------
                                    By:  Scott F. Hilinski
                                    Under Power of Attorney dated 8/4/00



                   [Signature Page to Stockholders Agreement]

                                    FLEET EQUITY PARTNERS VI, L.P.

                                    By: Silverado IV Corp., a General Partner

                                    /s/ Scott F. Hilinski
                                    ------------------------------------------
                                    By:  Scott F. Hilinski
                                    Vice President


                                    CHISHOLM PARTNERS IV, L.P.

                                    By:  Chisholm Management IV, L.P., its
                                         General Partner

                                    /s/ Scott F. Hilinski
                                    ------------------------------------------
                                    By:  Scott F. Hilinski
                                    Principal


                                    KENNEDY PLAZA PARTNERS II, LLC

                                    By:  Chisholm Management IV, L.P., its
                                         Manager

                                    /s/ Scott F. Hilinski
                                    ------------------------------------------
                                    By:  Scott F. Hilinski
                                    Principal


                                    PIPER JAFFRAY HEALTHCARE FUND II, L.P.

                                    By:  Piper Jaffray Healthcare Management,
                                         L.P., General Partner

                                    By:  Piper Jaffray Ventures, Inc.,
                                         General Partner

                                    By: /s/ Kenneth E. Higgins
                                       ---------------------------------
                                    Name:   Kenneth E. Higgins
                                    Title:  Managing Director


                   [Signature Page to Stockholders Agreement]

                                    PIPER JAFFRAY HEALTHCARE FUND III, L.P.

                                    By:  Piper Healthcare Management III, L.P.,
                                         General Partner

                                    By:  Piper Ventures Capital, Inc.,
                                         General Partner

                                    By: /s/ Kenneth E. Higgins
                                       ---------------------------------
                                    Name:   Kenneth E. Higgins
                                    Title:  Managing Director


                                    SSP INVESTMENT PARTNERS, L.P.

                                    By:  Edward Y. Albert, Jr.,
                                         General Partner

                                    By: /s/ Edward Y. Albert, Jr.
                                       ---------------------------------------
                                    Name:  Edward Y. Albert, Jr.
                                    Title: General Partner



                                    GENERAL ELECTRIC PENSION TRUST

                                    By:  GE Asset Management Incorporated,
                                         its Investment Manager

                                    By:/S/ ANDREAS T. HILDEBRAND
                                       ---------------------------------------
                                    Name:  Andreas T. Hildebrand
                                    Title:    Vice President



                                    /s/ Robert Adamson
                                    ------------------------------------------
                                    Robert Adamson



                                    /s/ Edward Albert, Jr.
                                    ------------------------------------------
                                    Edward Albert, Jr.


                   [Signature Page to Stockholders Agreement]

                                    /s/ Kevin Little
                                    ------------------------------------------
                                    Kevin Little



                                    /s/ Patricia Donohoe
                                    ------------------------------------------
                                    Patricia Donohoe

                                    OMENA INVESTMENTS LIMITED PARTNERSHIP

                                    By:  Edward Y. Albert

                                    By:  /s/ Edward Y. Albert, Jr.
                                       ---------------------------------------
                                    Name:  Edward Y. Albert, Jr.
                                    Title: President, Omena Investment Inc.,
                                           its General Partner



                                    OMENA HOLDINGS LIMITED PARTNERSHIP

                                    By:  Edward Y. Albert, Jr.

                                    By: /s/ Edward Y. Albert, Jr.
                                       ---------------------------------------
                                    Name:  Edward Y. Albert, Jr.
                                    Title: President, Omena Holdings Inc.,
                                           its General Partner



                                    RJA MANAGEMENT LIMITED PARTNERSHIP

                                    By:  RJA Management, Inc.

                                    By: /s/ Robert J. Adamson
                                       ---------------------------------------
                                    Name:  Robert J. Adamson
                                    Title: President



                                    RJA HOLDINGS LIMITED PARTNERSHIP

                                    By:  RJA Holdings, Inc.

                                    By: /s/ Robert J. Adamson
                                       ---------------------------------------
                                    Name:  Robert J. Adamson
                                    Title: President


                   [Signature Page to Stockholders Agreement]

                                    PGD HOLDINGS LIMITED PARTNERSHIP

                                    By:  PGD Holdings, Inc.

                                    By: /s/ Patricia Donohoe
                                       ---------------------------------------
                                    Name:  Patricia Donohoe
                                    Title: President



                                    PGD INVESTMENTS LIMITED PARTNERSHIP

                                    By:  RGD Investments, Inc.

                                    By: /s/ Patricia Donohoe
                                       ---------------------------------------
                                    Name:  Patricia G. Donohoe
                                    Title: President



                                    KSL HOLDINGS LIMITED PARTNERSHIP

                                    By:  KSL Holdings, Inc.

                                    By: /s/ Kevin S. Little
                                       ---------------------------------------
                                    Name:  Kevin S. Little
                                    Title: President



                                    KSL INVESTMENTS LIMITED PARTNERSHIP

                                    By:  KSL Investments, Inc.

                                    By: /s/ Kevin S. Little
                                       ---------------------------------------
                                    Name:  Kevin S. Little
                                    Title: President



                   [Signature Page to Stockholders Agreement]